SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


Date of Report: July 27, 1998

                             VISUAL DATA CORPORATION
                             -----------------------
             (Exact name of registrant as specified in its charter)

  FLORIDA                     000-22849              65-0420146
---------------             ------------           --------------
(State or other             (Commission            (IRS Employer
jurisdiction of             File Number)           Identification
incorporation)                                          Number)

                              1291 S.W. 29th Avenue
                          Pompano Beach, Florida 33068
                          ----------------------------
                   (Address of executive offices and Zip Code)

Registrant's telephone number, including area code: (954) 917-6655 not applicable
                                 --------------
          (Former name or former address, if changed since last report)

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Item 2.  Acquisition and Disposition of Assets

         On July 27, 1998, Visual Data Corporation (the "Company") completed the acquisition of 51% of the common stock of EDnet, Inc., a Colorado Corporation (8,563,417 shares of the common stock). The purchase price for the shares of common stock was approximately $0.1635 per share. The consideration for the shares consisted of (a) cash in the amount of $698,004.32; (b) 5 year warrants to purchase 50,000 shares of the Company's restricted common stock, valued at $2.74 per warrant; (c) 75,000 shares of the Company's restricted common stock valued at $3.75 per share; and (d) a secured promissory note of the Company in the aggregate principal amount of $283,745.68. The note is secured by a mortgage on the Company's principal executive offices.

         In addition, the Company received options to acquire at an exercise price of $.10 per share, the number of shares actually purchased upon exercise of each option, warrant and other convertible security of ED net outstanding at the date of closing. Based upon the number of convertible securities outstanding, the Company has the right to purchase up to an aggregate of 6,542,722 shares of EDnet's common stock. The Company's right to exercise the options shall accrue on the date of exercise of the corresponding outstanding option and shall expire on the first anniversary of the exercise date of each such outstanding option.

         EDnet has appointed four (4) representatives of the Company to its Board of Directors, increasing the size of the EDnet Board from four (4) to seven (7) members, Randy Selman, the Company's President and CEO has become the Chairman of EDnet's Board of Directors. David Goodman, Alan Saperstein and Brian Service, officers and/or directors of the Company will also serve as Directors of EDnet.

         The foregoing summary of the securities purchase agreement is qualified in its entirety by reference of this securities purchase agreement filed as an exhibit hereto.

Item 7:  Financial Statements, Pro Forma Financial Statements and Exhibits

                  (a) Financial Statements of EDnet are not available at the time of the filing of this Form 8-K report. Such required Financial Statements will be filed no later than sixty (60) days after the date of this Report and Form 8-K is required to be filed.

                  (b) The Pro Forma Financial information of EDnet is not available at the time of the filing of this Form 8-K report. The required Pro Forma Financial Statements will be filed no later than sixty (60) days after the date of this Report and Form 8-K is required to be filed.

                  (c) Exhibits.

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

                  10.1 Securities Purchase Agreement dated as
                       of July 27, 1998 by and among VISUAL DATA CORPORATION and EDnet, Inc.

                  10.2 Option Agreement dated as of July 27, 1998 by and
                       among VISUAL DATA CORPORATION and EDnet, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 1998                         By: /s/ Randy S. Selman
                                                  ------------------------------
                                                      Randy S. Selman, President




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